Exhibit A

OFFICERS AND DIRECTORS OF INTER RAO CAPITAL AS OF DECEMBER 3, 2013

Board of Directors

Name	Present Principal Occupation	Citizenship
Marat Khanafeev	General Director	Russian Federation

Evgeny Miroshnichenko	Director for Strategic Development, Unit for Strategy and Investments, INTER RAO	Russian Federation

Alexandra Chesnokova	Chief Accountant, INTER RAO	Russian Federation

Svetlana Ivanichkina	Chief Financial Officer, Financial Economic Center, INTER RAO	Russian Federation

Olga Makarevich	Head of Corporate Governance of Subsidiaries and Dependent Companies, Unit for Corporate and Property Relations, INTER RAO	Russian Federation

Executive Officers

Name	Present Principal Occupation	Citizenship
Marat Khanafeev	General Director	Russian Federation

OFFICERS AND DIRECTORS OF INTER RAO AS OF DECEMBER 3, 2013

Executive officers

Name	Present Principal Occupation	Citizenship
Boris Kovalchuk	Chairman of the Management Board, CEO	Russian Federation

Vyacheslav Artamonov	Member of the Management Board	Russian Federation

Alexander Boris	Member of the Management Board	Russian Federation

Ilnar Mirsiyapov	Member of the Management Board, Head of the Strategy and Investment Unit	Russian Federation

Valery Murgulets	Member of the Management Board, Head of Innovations, Investments and Costs Unit	Russian Federation

Pavel Okley	Member of the Management Board, Head of the Operations Unit	Russian Federation

Dmitry Palunin	Member of the Management Board, CFO	Russian Federation

Alexander Pakhomov	Member of the Management Board, Head of the Legal Affairs Unit	Russian Federation

Yury Sharov	Member of the Management Board, Head of Engineering Unit	Russian Federation

Karina Tsurcan	Member of the Management Board, Head of the Trading Unit	Russian Federation

Board of Directors

Name	Present Principal Occupation	Citizenship
Igor Sechin	Chairman of the Board of Directors of INTER RAO; President, Chairman of the Management Board of JSC Oil Company Rosneft	Russian Federation

Dmitry Shugaev	Deputy Chairman of the Board of INTER RAO; Deputy CEO of Russian Technologies State corporation	Russian Federation

Oleg Budargin	Chairman of the Management Board of JSC Russian Grids	Russian Federation

Vladimir Dmitriev	Chairman of State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”	Russian Federation

Boris Kovalchuk	Chairman of the Management Board	Russian Federation

Vyacheslav Kravchenko	Deputy Energy Minister of Russia	Russian Federation

Aleksandr Lokshin	First Deputy Director General for Operations Management	Russian Federation

Ronald James Pollett	President and CEO of GE in Russia and CIS	United States of America

Vladimir Potanin	Chairman of the Management Board of JSC Mining and Metallurgical Company Norilsk Nickel	Russian Federation

Kirill Seleznyov	Member of the Management Committee, Head of the Gas and Liquid Hydrocarbons Marketing and Processing Department of JSC “GAZPROM”	Russian Federation

Denis Fedorov	Head of the Directorate for Power Sector Development and Marketing in Power Generation, Gazprom OJSC, General Director of OJSC Tsentrenergoholding, General Director of Gazprom Energoholding LLC	Russian Federation